Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Clarivate Analytics Plc of our report dated February 26, 2019, relating to the financial statements of Camelot Holdings (Jersey) Limited, which appears in Clarivate Analytics Plc’s Amendment No. 4 to the Registration Statement on Form F-4 (No. 333-229899).

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
May 13, 2019